Exhibit 10.23

AMENDED AND RESTATED SENIOR SUBORDINATED SECURED CONVERTIBLE NOTE

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ALL AMOUNTS (INCLUDING ALL PRINCIPAL, INTEREST, AND OTHER PAYMENTS) PAYABLE BY THE COMPANY UNDER THIS NOTE ARE AND SHALL BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL IN CASH OF ALL SENIOR DEBT (AS DEFINED BELOW), AND ALL LIENS SECURING THIS NOTE ARE AND SHALL BE SECOND PRIORITY LIENS SUBORDINATE TO THE LIENS SECURING THE SENIOR DEBT, IN EACH CASE AS SET FORTH HEREIN AND IN THE SECURITY DOCUMENTS.

SPACE-EYES, INC.

Amended and Restated Senior Subordinated Secured Convertible Note

Original Issuance Date: August 19, 2025, September 5, 2025, September 15, 2025, September 29, 2025, April 20, 2026

Amended and Restated Issuance Date: [_______________]

Principal Amount: U.S. $[___________]

Original Issue Discount: U.S. $[___________]

Subscription Amount: U.S. $[___________]

FOR VALUE RECEIVED, Space-Eyes, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [_____________] or its registered assigns (“Holder”) the amount set out above as the Principal Amount (the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, prepayment or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on the outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, prepayment or otherwise (in each case in accordance with the terms hereof). This 5% original issue discount Amended and Restated Senior Subordinated Secured Convertible Note (this “Note”) is one of an issue of Senior Subordinated Secured Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) at a Closing (as defined below) (collectively, the “Other Notes” and together with this Note, the “Notes”). This Note amends, restates, replaces and supersedes that certain Senior Secured Convertible Note issued to the Holder on August 19, 2025, September 5, 2025, September 15, 2025, September 29, 2025, April 20, 2026 Certain capitalized terms used herein are defined in Section 23. All other capitalized terms not defined herein shall have the meaning given to such terms in the Securities Purchase Agreement.

1. PREPAYMENT. The Company may prepay this Note in full or in part, including all unpaid and accrued Interest thereon, only (i) in accordance with a payoff or partial payoff election made or deemed to be made pursuant to Section 3(b) in connection with a De-SPAC Transaction, (ii) with the prior written consent of the Required Holders, or (iii) as otherwise expressly permitted by the documents governing the Senior Debt and this Note. Any prepayment made pursuant to this Section 1 shall be made pro rata among the holders of Notes subject to the applicable payoff or partial payoff election or consent and shall be subject in all respects to Section 10. No separate consent of the Holder shall be required to effect any such prepayment if the Required Holders have approved, or are deemed to have approved, such prepayment1

2. INTEREST RATE. So long as no Event of Default shall have occurred and be continuing, Interest on this Note shall accrue at a rate equal to eight percent (8%) simple interest per annum. If an Event of Default shall have occurred and be continuing, the Interest Rate shall automatically be increased to ten percent (10%) simple interest per annum during the period of such Event of Default, until such Event of Default is later cured. Interest due on this Note shall be computed on the basis of a three hundred sixty-five (365)-day year.

3. CONVERSION OF NOTES. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a) Conversion Upon IPO or De-SPAC Transaction. Upon consummation of an IPO in which Alexander Capital, L.P. is acting as placement agent, underwriter or otherwise leading the financing (an “Alexander IPO”), this Note shall automatically convert, through no further action on the part of the Company or the Holder, into that number of shares of Common Stock equal to the quotient of (A) the Conversion Amount (as defined below) divided by (B) the Conversion Price. Upon consummation of any IPO that is not an Alexander IPO (a “Non-Alexander IPO”), this Note shall, at the election of the Holder, either (i) be repaid in cash in full at or prior to the consummation of such IPO from legally available funds, including, without limitation, proceeds of such IPO and any related PIPE or other financing, if any, or (ii) convert into that number of shares of Common Stock equal to the quotient of (A) the Conversion Amount divided by (B) the Conversion Price. If the Holder does not deliver an election with respect to a Non-Alexander IPO prior to the consummation of such IPO, this Note shall convert in accordance with clause (ii) of the immediately preceding sentence. Upon consummation of a De-SPAC Transaction (as defined below), this Note shall be repaid and/or converted in accordance with Section 3(b). For the purpose of this Section 3(a), the “Conversion Price” shall be equal to (i) in the case of an IPO, sixty five percent (65%) of the IPO Price to Public (as defined below) (rounded to two decimal places) or (ii) in the case of a De-SPAC Transaction, $5.50 per share.

[1]	Prepayment permitted for those Holders that decide not to rollover into the SPAC. Prepayment not permitted for those Holders that decide to rollover into the SPAC.

(b) Rollover Election; Deemed Election. In connection with any De-SPAC Transaction, each Holder shall have the right, by delivering a written election notice or election form in accordance with the applicable election procedures, to elect to have (i) this Note repaid in full on the date immediately following the date the Company and the applicable special purpose acquisition company initially file the registration statement on Form S-4 with the SEC in connection with such De-SPAC Transaction, (ii) this Note convert in full into Common Stock of the publicly traded combined company at the closing of the De-SPAC Transaction at a conversion price equal to $5.50 per share, or (iii) a portion of this Note repaid on the date immediately following the date the Company and the applicable special purpose acquisition company initially file the registration statement on Form S-4 with the SEC in connection with such De-SPAC Transaction and the remaining portion of this Note converted in full into Common Stock of the publicly traded combined company at the closing of the De-SPAC Transaction at a conversion price equal to $5.50 per share. The Company shall not be required to request that any Holder make such election in order for such election right to apply. If the Holder fails to deliver a duly executed election notice or election form within the period specified in the applicable election procedures, the Holder shall be deemed to have irrevocably elected clause (ii) above. If the De-SPAC Transaction is abandoned or is not consummated for any reason, any election or deemed election to convert this Note in connection with such De-SPAC Transaction shall lapse and be of no further force or effect, and this Note shall remain outstanding in accordance with its terms with respect to any portion of this Note that has not been repaid, converted or otherwise satisfied in accordance with the applicable election procedures.

(c) Registration Statement; Book-Entry. In connection with any De-SPAC Transaction, the Company shall cause the Common Stock issued or issuable upon conversion of this Note and the Other Notes (the “Conversion Shares”) to be included as registrable shares on the registration statement on Form S-4 filed with the SEC in connection with such De-SPAC Transaction (to the extent permitted by applicable SEC rules) and shall use commercially reasonable efforts to cause such registration statement to be declared effective and to keep such Conversion Shares covered by an effective registration statement until all Conversion Shares have been resold or are freely tradable without restriction under Rule 144 of the Securities Act. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof and subject to the holder’s compliance with Section 12, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 13, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of its receipt of such a request, then the Register shall be automatically updated to reflect such assignment, transfer or sale (as the case may be). The Holder and the Company shall maintain records showing the Principal and Interest converted and/or paid (as the case may be) and the dates of such conversion and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(d) No Fractional Shares; Transfer Taxes. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round-up such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon any conversion.

4. RESERVED.

5. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the Company’s failure to convert this Note in strict compliance with Section 3;

(ii) the Company’s failure to pay to the Holder any amount of Principal, Interest when and as due under this Note or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, including, but not limited to, any Transaction Document, except, in the case of a failure to pay Principal or Interest when and as due, in which case only if such failure remains uncured for a period of at least ten (10) calendar days;

(iii) the occurrence of any default under any Indebtedness of the Company in excess of $500,000 which results in redemption of or acceleration prior to maturity of such Indebtedness of the Company;

(iv) liquidation proceedings shall be instituted by or against the Company and, if instituted against the Company by a third party, shall not be dismissed within sixty (60) calendar days of their initiation;

(v) bankruptcy, insolvency, reorganization or other proceedings for the relief of debtors shall be instituted against the Company and shall not be dismissed within sixty (60) calendar days of their initiation;

(vi) the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company in furtherance of any such action;

(vii) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; or (ii) a decree, order, judgment or other similar document adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law; or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive calendar days;

(viii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and which judgments are not, within sixty (60) calendar days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) calendar days after the expiration of such stay;

(ix) the Company fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000, which breach or violation results in a declaration of a default or acceleration of amounts due thereunder;

(x) other than as specifically set forth in another clause of this Section 5(a), the Company breaches any material representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of thirty (30) calendar days after actual knowledge of the Company of such breach;

(xi) the validity or enforceability of any provision of any Transaction Document shall be contested by the Company, or a proceeding shall be commenced by the Company seeking to establish the invalidity or unenforceability thereof

(xii) the Security Documents shall for any reason, except (A) to the extent permitted by the terms hereof or thereof, or (B) as a result of the act or omission of Holder or the holder of any Other Note and not materially related to the failure of the Company to satisfy or tender to satisfy its obligations under the Security Documents, fail or cease to create a separate valid and perfected Lien on the Collateral (as defined in the Security Agreement) in favor of each of the Secured Parties (as defined in the Security Agreement) to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement and the other Security Documents) and such breach remains uncured for a period of three (3) Business Days after notice from Holder or the holder of any Other Note of such failure or ceasing; or

(xiii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Notice of an Event of Default. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within three (3) Business Days deliver written notice thereof via email and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may, by notice to the Company, declare this Note to be forthwith due and payable, whereupon the Principal and all accrued and unpaid Interest thereon, plus all costs of enforcement and collection (including court costs and reasonable attorney’s fees), shall immediately become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

6. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, so long as any of the Notes remain outstanding, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note.

7. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall at all times reserve and keep available out of its authorized but unissued shares Common Stock, solely for the purpose of effecting the conversion of the Note, no less than one hundred ten percent (110%) of the maximum number of shares issuable on conversion of the Note (the “Required Reserve Amount”).

(b) Insufficient Authorized Shares. If, notwithstanding Section 7(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action within its power necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding, including without limitation using its best efforts to secure necessary Board of Directors and stockholder approvals, as further described below, to appropriately amend the Company’s Certificate of Incorporation to provide for such increase. Without limiting the generality of the foregoing sentence, if not earlier approved by written consent of the stockholders, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy (70) calendar days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock; in connection with any such meeting, the Company shall provide each stockholders with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

8. COVENANTS. Until all of the Notes have been converted or otherwise satisfied in accordance with their terms:

(a) Absolute Obligation; Ranking. Except as expressly provided herein, including Section 10, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest on, as applicable, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note: (i) is a direct debt obligation of the Company; (ii) is secured on a second-priority basis under the Security Agreement; (iii) ranks pari passu with all other Notes now or hereafter issued under the terms of the Securities Purchase Agreement; and (iv) is subordinate and junior in right of payment and lien priority to the Senior Debt and the Senior Liens.

(b) New Subsidiaries. Simultaneously with the acquisition or formation of each New Subsidiary, the Company shall cause such New Subsidiary to execute, and deliver to each holder of Notes, all joinders to, or as applicable additional, Security Documents (as defined in the Security Agreement) as requested by the Holder. The Company shall not, directly or indirectly, acquire or form any New Subsidiary if such New Subsidiary would not be wholly-owned, directly or indirectly, by the Company.

(c) Announcement of a Non-Alexander IPO; De-SPAC Election. After such time as the Company publicly announces that it will consummate a Non-Alexander IPO, it shall send a notice to the Holder (the “Go-Public Notice”) of the proposed consummation date of the Non-Alexander IPO (the expected date of such consummation, the “Announced Go-Public Date”), but such Go-Public Notice shall be dispatched in any event no later than ten (10) calendar days prior to such Announced Go-Public Date. To the extent that the Announced Go-Public Date is subsequently advanced or delayed, the Company shall send an amended Go-Public Notice of the revised proposed consummation date of the Non-Alexander IPO to the Holder; provided, however, that the Company may not advance the Announced Go-Public Date to a date less than five (5) Business Days after the date of the latest amending Go-Public Notice. Except in connection with a Non-Alexander IPO, the Notes shall convert automatically in accordance with the terms hereof and no Conversion Notice shall be required from the Holder.

(d) Additional Covenants: As long as any portion of this Note remains outstanding, unless the holders of a majority in original Principal of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (if any) to, directly or indirectly:

(i) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness;

(ii) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder unless consented to by the Holder;

(iii) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents, (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $50,000 for all officers and directors during the term of this Note, (iii) repurchases of Common Stock or Common Stock Equivalents, pursuant to existing repurchase agreements, provided that such repurchases shall not exceed an aggregate of $50,000 during the term of this Note, or (iv) shares of Common Stock and Common Stock Equivalents which do not vest or are otherwise forfeited, provided (in case of forfeiture) that such Common Stock and Common Stock Equivalents are not acquired for cash;

(iv) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than Permitted Indebtedness, other than (a) regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, and (b) prepayments of the Treasury Loan Agreement or the Other Notes, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

(v) pay cash dividends or distributions on any equity securities of the Company;

(vi) enter into any material transaction with any Affiliate of the Company, unless such transaction is made on an arms-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

(vii) create, permit or suffer to exist any Lien on any of its or any Subsidiaries properties and assets other than (x) Permitted Liens (as defined in the Security Agreement), including Senior Liens securing Senior Debt, and (y) Liens that are fully subordinated to the Liens granted under the Security Agreement, subject in each case to Section 10; or

(viii) enter into any agreement with respect to any of the foregoing.

9. SECURITY. This Note and the Other Notes are secured by second-priority Liens on the Collateral to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement and the other Security Documents), subject in all respects to the payment and lien subordination provisions set forth in Section 10 and the Security Documents.

10. SUBORDINATION. This Note and all of the Company’s indebtedness and obligations to the Holder under this Note, whether now existing or hereafter arising (collectively, the “Subordinated Debt”), shall be subordinate and junior in right of payment to all indebtedness, obligations and liabilities of the Company under the Senior Purchase Agreement (as defined in the Security Agreement) and the related loan, note, guaranty, security and other financing documents, including any amendments, restatements, supplements, refinancings or replacements thereof (collectively, the “Senior Debt”). The Holder agrees that, until the Senior Debt has been paid in full in cash and all related commitments have been terminated, (i) the Subordinated Debt shall constitute second-priority secured indebtedness of the Company, (ii) all Liens securing the Subordinated Debt (the “Junior Liens”) shall be subordinate and junior in priority to the Liens securing the Senior Debt (the “Senior Liens”), regardless of the time, manner or order of attachment or perfection, (iii) no payment of principal of, interest on or other amounts in respect of the Subordinated Debt shall be made, and no prepayment, redemption, repurchase, acceleration or enforcement action shall be demanded, accepted or exercised by the Holder, in each case to the extent prohibited by the documents governing the Senior Debt or by any intercreditor or subordination arrangement entered into in connection therewith, and (iv) upon any distribution of the Company’s assets in connection with any liquidation, dissolution, winding up, receivership, assignment for the benefit of creditors, bankruptcy, insolvency or similar proceeding, the holders of the Senior Debt shall be entitled to receive payment in full in cash of the Senior Debt before the Holder is entitled to receive any payment on account of the Subordinated Debt. The Holder irrevocably consents to the incurrence of the Senior Debt, the granting and perfection of the Senior Liens, the subordination of the Junior Liens to the Senior Liens, and the filing of any UCC-3 amendment, termination, assignment or other filing or recordation necessary or advisable to evidence, implement or perfect such priority, subordination or release arrangement, including in connection with any control, possession or delivery requirement under the Security Documents. The Holder authorizes and directs the Collateral Agent, the Company and the Senior Agent to execute and file any such UCC-3 or other filing or recordation without further notice to or consent from the Holder, and agrees to turn over to the Senior Agent for application to the Senior Debt any payment or collateral proceeds received in violation of this Section 10.

11. AMENDING THE TERMS OF THIS NOTE. No provision of this Note may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Note made in conformity with this Section 11 shall be binding on the Holder and all holders of the Notes. Without limiting the foregoing, the Required Holders may bind the Holder and all holders of the Notes with respect to any amendment, waiver, consent, election, deemed election, direction or other action relating to (i) the subordination of payment rights or lien priority under this Note or the Security Documents, (ii) the incurrence of the Senior Debt and the granting, perfection, release, assignment or subordination of Liens in favor of the holders of Senior Debt or any Senior Agent, including the filing of any UCC-3 amendment, termination or assignment, (iii) any rollover, payoff, conversion or deemed conversion mechanics in connection with an IPO, De-SPAC Transaction or other financing, and (iv) any inclusion of Conversion Shares in a registration statement on Form S-4 or other resale registration statement. No amendment or waiver shall reduce the Principal Amount of this Note, reduce the Interest Rate, change the Maturity Date, reduce the Conversion Amount or adversely and disproportionately affect the Holder relative to other holders of Notes, in each case without the Holder’s prior written consent; provided that any amendment, waiver, consent, election, deemed election, direction or other action described in clauses (i) through (iv) above that applies ratably to the Notes shall not be deemed to adversely and disproportionately affect the Holder or impose an obligation or liability requiring the Holder’s separate consent. No waiver of any provision of this Note shall be effective unless it is in writing and signed by an authorized representative of the waiving party; provided that the Required Holders may waive any provision of this Note, and any waiver made in conformity with this Section 11 shall be binding on the Holder and all holders of the Notes. No amendment to or waiver of any provision of this Note shall amend or waive any provision of any other Transaction Document except as expressly set forth in the applicable amendment or waiver.

12. TRANSFER. This Note and the Conversion Shares may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement and any other restrictions that may be mutually agreed by the Company and the Holder hereof. Notwithstanding anything in this Note to the contrary, neither this Note nor any Conversion Shares may be sold, assigned or transferred by the Holder unless the recipient of such Note or Conversion Shares agrees in writing to be bound by the terms and conditions of Section 4.1(a) of the Securities Purchase Agreement

13. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 13(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 13(d)) to the Holder representing the outstanding Principal not being transferred.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 13(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 13(a) or Section 13(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on the Principal of this Note, from the Issuance Date.

14. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief); provided, the Holder shall not be entitled to any duplication or multiplication of damages. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein or in the other Transaction Documents, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 5).

15. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement of the debt evidenced hereby or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

16. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

17. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

18. DISPUTE RESOLUTION. If the Holder and the Company are unable to agree as to the arithmetic calculation of the Conversion Price the Holder and the Company will confer in good faith to resolve such disagreement and the Company shall promptly issue upon conversion of this Note the number of shares of Common Stock that are uncontested. Thereafter, the Company and Holder will confer in good faith to attempt to reach agreement regarding the Conversion Price with the Required Holders; if the Required Holders and the Company agree in writing upon a Conversion Price, that agreement will be binding on the Holder and all holders of the Other Notes.

19. NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 4.12 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly, but in any event within ten (10) calendar days, upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) calendar days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the Common Stock.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be the address set forth on the Schedule of Purchasers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

20. CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid or converted in full, this Note shall automatically be deemed canceled, shall be surrendered promptly, but in any event within ten (10) calendar days, to the Company by the Holder for cancellation and shall not be reissued.

21. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

22. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

23. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(c) “Common Stock” means (i) (a) in the case of an IPO, the Company’s shares of common stock, $0.001 par value per share, or (b) in the case of a De-SPAC Transaction, the shares of common stock of the publicly traded combined company following the closing of such De-SPAC Transaction and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(d) “Conversion Amount” means the sum of the outstanding and unpaid Principal plus all accrued and unpaid Interest thereon plus, if any, other unpaid amounts due under this Note.

(e) “GAAP” means United States generally accepted accounting principles, consistently applied.

(f) “IPO” means a firm commitment underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement filed on Form S-1 (or any successor from thereto) that is declared effective by the SEC and consummated prior to the Maturity Date.

(g) “IPO Price to Public” means the price to public specified in the IPO registration statement.

(h) “Interest Rate” means eight percent (8%) per annum, as may be adjusted from time to time in accordance with Section 2.

(i) “Maturity Date” shall mean November 30, 2026.

(j) “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Closing Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(k) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(l) “Permitted Indebtedness” means: (i) the Indebtedness evidenced by the Notes, (ii) Indebtedness referenced in Schedule 3.1(w) of the Securities Purchase Agreement, and (iii) Indebtedness incurred under the Senior Purchase Agreement and constituting Senior Debt.

(m) “Required Holders” means holders of Notes having principal amounts in the aggregate that are at least equal to fifty percent (50%) of the aggregate principal amounts of all Notes then outstanding.

(n) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(o) “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of August 19, 2025, and April 20, 2026, and accepted by the Company with respect to the Holder on August 19, 2025, September 5, 2025, September 15, 2025, September 29, 2025, April 20, 2026, by and among the Company and the purchasers party thereto, pursuant to which the Company issued the Notes, as amended by that certain Omnibus Amendment to Securities Purchase Agreement, Security Agreement, Warrants and Notes, dated as of July 30, 2026, and as may be further amended from time to time.

(p) “Security Agreement” means that certain security agreement, dated as of August 19, 2025, April 20, 2026, by and among the Company and the initial holders of the Notes, as amended by that certain Omnibus Amendment to Securities Purchase Agreement, Security Agreement, Warrants and Notes, dated as of July 30, 2026, and as may be further amended from time to time.

24. MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

25. MOST-FAVORED NATION. Section 4.9 of the Securities Purchase Agreement is incorporated by reference herein.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Amended and Restated Issuance Date set out above.

SPACE-EYES, INC.,
a Delaware corporation

By:
Name:
Title: